Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WideOpenWest, Inc.

Englewood, Colorado

We hereby consent to the incorporation by reference in this Registration Statement on  Form S-8 of our reports dated February 27, 2023, relating to the consolidated financial statements and the effectiveness of WideOpenWest, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP
Atlanta, Georgia
June 28, 2023